HOLLYER BRADY BARRETT & HINES LLP
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                                               July 21, 2006





To the Trustees of Hawaiian Tax-Free Trust

     We consent to the incorporation by reference into post-effective amendment No. 26 under the 1933 Act and No. 27 under the 1940 Act of our opinion dated July 21, 1998.


                                 Hollyer Brady Barrett & Hines LLP



                                  /s/ William L.D. Barrett
                                 by-------------------------------
                                     Partner